UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/12/2014

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

225 LIBERTY STREET
29th FLOOR
NEW YORK, NEW YORK 10281
(Address of principal executive offices, including zip code)

(800) 735-3362
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2014, the Board of Directors (the "Board") of First Data Corporation (the "Company") voted to expand the number of directors that constitute the Board from seven to eight and elected James E. Nevels as a director of the Company.   Mr. Nevels is Chairman of The Swarthmore Group, a minority-owned investment-advisory firm that he founded in 1991, and Chairman of The Hershey Company. The Board may appoint Mr. Nevels to one or more committees of the Board but any appointment will be determined at a future date.

First Data Holdings Inc., the parent company of the Company, also elected Mr. Nevels to its board of directors and he will receive the compensation for nonemployee directors not associated with Kohlberg Kravis Roberts & Co. as described in Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q filed on May 13, 2014, which Exhibit is incorporated herein by reference.

There are no arrangements or understandings between Mr. Nevels and any other person pursuant to which he was selected to become a member of the Board. There also are no transactions between Mr. Nevels and the Company or any subsidiary of the Company that are reportable under Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits

(d)         The following is a list of the Exhibits filed with this report.

Exhibit No.        Description of Exhibit

10.1        Description of First Data Holdings Inc. Compensation of Directors (incorporated by reference to Exhibit 10.1 of the Company Quarterly Report on Form 10-Q filed on May 13, 2014, Commission File No. 1-11073).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: November 18, 2014	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary